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                                                                      EXHIBIT 21






                                  CONFIDENTIAL


     Greyhound Lines, Inc.
          Amarillo Trailways Bus Center, Inc. (75%)
          Atlantic Greyhound Lines of Virginia, Inc. (100%)
          Continental Panhandle Lines, Inc. (50%)
          Eagle Bus Manufacturing, Inc. (100%)
          Gateway Ticketing Systems, Inc. (25%)
          GLI Holding Company (100%)
          Greyhound de Mexico, S.A. de C.V. (99.9%)
          Sistema Internacional de Transporte de Autobuses, Inc. (100%) Union Bus Station of Oklahoma City, Oklahoma (40%)
          Wilmington Union Bus Station Corporation (24.6%)


3/1/98
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                                  CONFIDENTIAL


Greyhound Lines, Inc.
     GLI Holding Company (100%)
          FCA Insurance Limited (99.9%)
          T & V Holding Company (100%)

     Sistema Internacional de Transporte de Autobuses, Inc. (100%)
          Autobus Crucero, S.A. de C.V. (49%)
          Golden State Transportation (51%)
          Grupo Centro, Inc. (100%)
          Los Buenos Leasing Co., Inc. (100%)
          Los Rapidos, Inc. (100%)
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                                  CONFIDENTIAL

T&V Holding Company (100%)
     ASI Associates, Inc. (100%)
          Carolina Associates, Inc. (100%)
                    Wilmington Union Bus Station Corporation (3%)
          Red Bus Systems, Inc. (100%)
          Seashore Transportation Company (100%)
                    Wilmington Union Bus Station Corporation (39.5%) Texas, New Mexico & Oklahoma Coaches, Inc. (100%)
          T.N.M. & O. Tours, Inc. (100%)
     Vermont Transit Co., Inc. (100%)
     Valley Garage Company (100%)
     Valley Transit Co., Inc. (100%)